UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  March 7, 2003
                                                      ---------------

                            LEGENDS ENTERPRISES, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         OREGON                      000-31677               03-1170335
----------------------------      ----------------     ----------------------
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                Number)          Identification Number)


              861 Barrett's Mill Road, Concord, Massachusetts 01742
              -----------------------------------------------------
                      (Address of principal executive offices)


Registrant's telephone number, including area code    (781) 367-0629
                                                      --------------



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ITEM 2. Acquisition or Disposition of Assets
        ------------------------------------

On September 16, 2002, the registrant acquired significant assets from John J. Mahoney. The registrant issued a total of 4,400,000 shares of its common shares and assumed the obligation on a promissory note in consideration for the assets acquired. The issuance of these shares resulted in a change of control. Because of unforeseen differences among the parties which have arisen during the past several months, the Board of Directors of the registrant and Mr. John
J. Mahoney have agreed to "un-wind" the transaction. The parties have adopted and executed a Rescission Agreement" (Exhibit 10.1) putting all parties in the same position as existed prior to the purchase and sale.


Item 6.  Resignation of Registrant's Directors
         -------------------------------------

	Constance M. Meville and John J. Mahoney have resigned as directors of the registrant. There were no disagreements among the directors and the company. The resigning directors were appointed as a result of the transaction which has been rescinded by the parties, as set forth in Item 2, above.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

	The following exhibits are attached:

10.1	Rescission Agreement

17.1	Resignation of Constance M. Meville

17.2	Resignation of John J. Mahoney


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  LEGENDS ENTERPRISES, Inc.


Date   March 17, 2003
    ----------------------        By: /s/ C. Scott McCutcheon, COO
                                     ------------------------------------
                                     C. Scott McCutcheon, COO



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